EXHIBIT 99.2


INVESTOR RELATIONS:                        MEDIA RELATIONS:
Michael Hand                               Bill Getch           or Katie McManus
212/500-5072                               770/380-8481             212/500-4901
mhand@scient.com                           212/500-4964             917/617-4054
                                           bgetch@ixl.com    kmcmanus@scient.com


                  SCIENT CORPORATION AND IXL ENTERPRISES, INC.
                                COMPLETE MERGER

                      New Entity To Be Called Scient, Inc.

NEW YORK, NY, November 7, 2001 - Scient Corporation (NASDAQ: SCNT) and iXL Enterprises, Inc. (NASDAQ: IIXL) today announced the closing of the merger between the two companies. Going forward, the combined entity will be known as Scient, Inc. and is scheduled to be traded, commencing tomorrow, November 8th, on the Nasdaq National Market under trading symbol (SCNT).

Bob Howe, former chairman and chief executive officer of Scient Corp. and U. Bertram Ellis, Jr., former chairman of iXL Enterprises, will continue with the new company as chairman and vice-chairman, respectively. Christopher M. Formant, chief executive officer of iXL Enterprises, Inc., has been named president and CEO of Scient, Inc., and Stephen A. Mucchetti, president and chief operating officer of Scient Corp. will serve as executive vice president and chief operating officer for the new company.

"As a combined entity, our positioning is unique," Bob Howe said. "We architect and create powerful, multi-channel experiences that better connect our clients with their customers, suppliers and employees. We build these experiences through our unique, proven methodologies and an unmatched combination of strategic, creative, and technical capabilities."

"We are dedicating Scient to becoming the world's first company to use the science of experience strategy, management and technologies to create extraordinary results for our clients," Christopher Formant said. "Our immediate focus is on execution, and our goal is to become one of the leading consulting firms in the world. We are rapidly integrating the two companies' operations which is enabling us to achieve our goals quickly.

"What differentiates the new Scient is how we deliver results for clients," Formant added. "We understand what connects and inspires users across multiple channels. We combine that understanding with industry-specific strategic insight of our clients' business operations, and we build and apply solutions that create powerful experiences for our clients to connect with their customers. Our approach enables clients to prioritize their IT strategy and spending in a way that is tremendously efficient and effective.


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"We are focused on developing leading, customized solutions in four industries:
Financial Services, Heath and Wellness, Products and Emerging Opportunities.
All Scient solutions are designed to create powerful, seamless experiences across multiple channels. We offer clients some of the best strategy, creative/user experience and engineering talent in this industry," Formant also said.

For more information on the new Scient, go to: www.scient.com.


About Scient, Inc.

Scient is a leading consulting and professional services company focused on the Financial Services, Health and Wellness, Products and Emerging Opportunities industries. Our mission is to transform our clients' businesses through the creation of multi-channel experiences that inspire and strengthen dynamic connections among people, businesses, channels and communities. Scient strategists, user experience experts and designers, engineers and technologists have delivered solutions in thousands of client engagements for some of the world's largest and most respected companies. Founded in 1998, Scient is headquartered in New York, and has offices in London and in key regions throughout the United States. For more information, please go to www.scient.com, or call (212) 500-4900.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, future events or iXL Enterprises' or Scient Corporation's future financial performance. In some cases, you can identify forward-looking statements by terminology including, but not limited to, "may," "will," "could", "should," "expects," "plans," "anticipates," "believes," "estimates," "projects ", "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding: the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause iXL Enterprises' or Scient Corporation's or their industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risk that iXL Enterprises' and Scient Corporation's businesses will not be coordinated and integrated successfully, and disruptions from the merger will make it more difficult to maintain relationships with clients, lenders, employees, suppliers or other constituents. For a discussion of additional factors that could cause iXL Enterprises' or Scient Corporation's results to differ materially from those described in the forward-looking statements, please refer to iXL Enterprises' and Scient Corporation's filings with the Securities and Exchange Commission, including, but not limited to, the sections titled "Special Note Regarding Forward-Looking Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in iXL Enterprises' 2000 Annual Report on Form 10-K and "Special Note Regarding Forward-Looking Statements" and "Business -- Risk Factors" in Scient Corporation's 2001 Annual Report on Form 10-K. These factors may cause iXL Enterprises' or Scient Corporation's actual results to differ materially from any forward-looking statement.


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